Exhibit 10.48
AMENDMENT TO COLLATERAL ASSIGNMENT OF LEASES
KNOW ALL PERSONS BY THESE PRESENTS:
          THIS AMENDMENT TO COLLATERAL ASSIGNMENT OF LEASES (this “ Collateral Amendment”) is made as of the 19th day of December, 2005, by and between COINMACH CORPORATION, a Delaware corporation (the “Assignor”), whose address is 55 Lumber Road, Roslyn, New York 11576, to DEUTSCHE BANK TRUST COMPANY AMERICAS, INC., f/k/a Bankers Trust Company, a New York banking corporation having an office at 60 Wall Street, New York, New York 10005, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Creditors (as defined in the Amended and Restated Credit Agreement referred to below).
W I T N E S S E T H
          WHEREAS, the Assignor executed and delivered to the Collateral Agent, a COLLATERAL ASSIGNMENT OF LEASES dated as of January 25, 2002 (the “Assignment”), pursuant to which the Assignor assigned to Collateral Agent, all of the Assignor’s right, title and interest in and to the Leases, to secure, among other things, payment and performance by the Assignor of all the Obligations.
          WHEREAS, the Borrower, Holdings and the Subsidiary Guarantors, the several lenders from time to time party thereto (the “Original Banks”), Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) as lead arranger and book manager, J.P. Morgan Securities Inc. and First Union Securities, Inc. as co-syndication agents, Credit Lyonnais New York Branch as Documentation Agent and Deutsche Bank Trust Company Americas, Inc. (f/k/a Bankers Trust Company) as Administrative Agent originally entered into the credit agreement on January 25, 2002 and the amendment thereto, as of November 15, 2004 (collectively, the “Original Credit Agreement”), pursuant to which the Original Banks made certain loans and other extensions of credit to the Borrower;
          WHEREAS, the Obligations (as defined in the Original Credit Agreement, hereinafter the “Original Obligations”) of the Borrower and the other Credit Parties under the Original Credit Agreement and the other Credit Documents (as defined in the Original Credit Agreement, hereinafter the “Credit Documents”) are secured by certain collateral (hereinafter the “Original Collateral”) and are guaranteed or otherwise benefited by the Credit Documents;

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement (the “Amended and Restated Credit Agreement”) in its entirety to effect the amendments described therein and to create the Tranche B-1 Term Loans (as defined in the Amended and Restated Credit Agreement) having identical terms with, having the same rights and obligations under the Credit Documents as and in the same aggregate principal amount as, the Tranche B Term Loans (as defined in the Original Credit Agreement), except as such terms and aggregate principal amount are amended in the Amended and Restated Credit Agreement;
          WHEREAS, the Borrower shall prepay in full all Tranche B Term Loans held by the Tranche B Term Loan Banks (as defined in the Amended and Restated Credit Agreement), including all accrued and unpaid interest on its Tranche B Term Loans and any breakage loss or expense to, but not including, the date of effectiveness of this Agreement on such date of effectiveness;
          WHEREAS, each Person (including any Person that is also a Second Draw Tranche B-1 Term Loan Commitment Bank) (as defined in the Amended and Restated Credit Agreement) who executes and delivers this Agreement as an Initial Tranche B-1 Term Loan Bank (as defined in the Amendment Agreement as defined in the Amended and Restated Credit Agreement) will make Initial Tranche B-1 Term Loans (to the extent of its Initial Tranche B-1 Term Loan Commitment) under the Amended and Restated Credit Agreement on the Amendment Effective Date to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Tranche B Term Loans of the Tranche B Term Loan Banks;
          WHEREAS, each Person (including any Person that is also an Initial Tranche B-1 Term Loan Commitment Bank) that executes and delivers this Agreement as a Second Draw Tranche B-1 Term Loan Commitment Bank (as defined in the Amended and Restated Credit Agreement) shall have an outstanding commitment to make Second Draw Tranche B-1 Term Loans (to the extent of its Second Draw Tranche B-1 Term Loan Commitment) under the Amended and Restated Credit Agreement on the Second Draw Date (as defined in the Amended and Restated Credit Agreement), the proceeds of which will be used by the Borrower to effect the 9% Senior Notes Redemption;
          WHEREAS, the parties hereto intend that (a) the Original Obligations that remain unpaid and outstanding as of the Amendment Effective Date shall continue to exist under the Amended and Restated Credit Agreement on the terms set forth therein, (b) the loans under the Original Credit Agreement (other than the Tranche B Term Loans) outstanding as of the date hereof shall be Loans under and as defined in the Amended and Restated Credit Agreement on the terms set forth therein, (c) any letters of credit outstanding under the Original Credit Agreement as of the date hereof shall be Letters of Credit under and as defined in the Amended and Restated Credit Agreement and (d) the Security Documents shall continue to secure, support and otherwise benefit the Obligations under the

Amended and Restated Credit Agreement (including, without limitation, Obligations in respect of the Tranche B-1 Term Loans) and the other Credit Documents;
     NOW, THEREFORE, the parties hereto desire to amend the Assignment as follows:
          Section 1. Defined Terms. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Assignment or the Amended and Restated Credit Agreement. In addition, any reference to “this Amendment” shall be deemed to be a reference to the Assignment as amended by this Collateral Amendment.
          Section 2. Confirmation and Restatement. The Assignor, to induce the Collateral Agent to consummate the transactions contemplated by the Amended and Restated Credit Agreement, and in order to continue to secure the payment of the Obligations, hereby confirms and restates: (a) the assignment pursuant to the Assignment to the Collateral Agent, (b) the assurance that the Assignment secures the Obligations and (c) the assurance that this Collateral Amendment secures the Obligations as amended pursuant to the Amended and Restated Credit Agreement.. Nothing contained in this Collateral Amendment shall be construed as (a) a novation of the Obligations or (b) a release or waiver of all or any portion of the assignment to the Collateral Agent of the Leases.
     Section 3. Amendments to Assignment. The recital A of the Assignment is amended by deleting it in its entirety and replacing it with the following:
          (i) “Assignor, COINMACH LAUNDRY CORPORATION, a Delaware corporation (“Holdings”), the Assignor, COINMACH CORPORATION, the Subsidiary Guarantors listed on the signature page thereto, the lending institutions from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, INC., as Administrative Agent and Collateral Agent, DEUTSCHE BANK SECURITIES INC., as Joint Lead Arranger and Book Manager, J.P. MORGAN SECURITIES INC., as Joint Lead Arranger, Book Manager and sole Syndication Agent and FIRST UNION SECURITIES, INC., as Original Syndication Agent, and CREDIT LYONNAIS NEW YORK BRANCH, as Original Documentation Agent have entered into an Amended and Restated Credit Agreement, dated as of the date hereof, providing for the making of Loans and the issuance of and participation in, Letters of Credit, as contemplated therein (such agreement, as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement, or any successor agreement, the “Credit Agreement”). Except as otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as therein defined.”

          (ii) Exhibit A to the original Collateral Assignment is hereby replaced with Exhibit A attached hereto.
          (iii) Each reference throughout the Original Collateral Amendment to “BANKERS TRUST COMPANY” shall be deleted and replaced with “DEUTSCHE BANK TRUST COMPANY AMERICAS, INC. f/k/a Bankers Trust Company”.
          Section 5. Effectiveness. This Collateral Amendment shall be effective as of December 19, 2005. Except as herein provided, the Assignment shall remain unchanged and in full force and effect.
          Section 6. Miscellaneous.
     (a) This Collateral Amendment relates only to the specific matters covered herein and shall not constitute a consent to or waiver or modification of any other provision, term or condition of the Assignment.
     (b) All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Assignment shall remain in full force and effect, except as expressly provided herein.
     (c) From and after the execution of this Collateral Amendment by the parties hereto, each reference in the Assignment to “this Agreement”, “hereof”, “herein”, “hereby” or words of like import shall be deemed to be a reference to the Assignment as amended by this Collateral Amendment.
     (d) This Collateral Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Collateral Amendment has been duly executed by the Assignor and the Collateral Agent as of the day and year first written above.

COINMACH CORPORATION, Assignor

By:	/s/ Robert M. Doyle

Name: Robert M. Doyle
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, INC., f/k/a Bankers Trust Company, as Collateral Agent

By:	/s/ Carin M. Keegan

Name: Carin M. Keegan
Title: Vice President

By:	/s/ Evelyn Thierry

Name: Evelyn Thierry
Title: Vice President

Exhibit A
Copies of Leases

Exhibit B